UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported): March 14, 2024

TE CONNECTIVITY LTD.

(Exact name of registrant as specified in its charter)

Switzerland	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260

(Commission File Number)

Mühlenstrasse 26, CH-8200 Schaffhausen

Switzerland

(Address of Principal Executive Offices, including Zip Code)

+41 (0)52 633 66 61

(Registrant’s telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Shares, Par Value CHF 0.57	TEL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, at TE Connectivity Ltd.’s (the “Company”) Annual General Meeting of Shareholders held on March 13, 2024 (“AGM”), shareholders approved the TE Connectivity Ltd. 2024 Stock and Incentive Plan and authorized for issuance 19,939,500 shares thereunder. For additional information regarding approval of the 2024 Stock and Incentive Plan, see the Proxy Statement for the AGM filed with the Securities and Exchange Commission on January 17, 2024 (“Proxy Statement”) and the TE Connectivity Ltd. 2024 Stock and Incentive Plan attached as Exhibit 10.1 hereto and incorporated herein by reference.

As further described in Item 5.03 below, at the AGM shareholders approved certain amendments to the Company’s Articles of Association. As a result of changes to Swiss law, the amendments to the Articles of Association as set forth in Agenda Item 16.3 in the Proxy Statement provide that compensated non-competition agreements with Executive Management shall not exceed the average annual compensation for the executive for the past three years (Swiss law previously provided that compensated non-competition agreements with Executive Management could not exceed the annual compensation for the executive for the previous year). The employment agreements with each member of the Company’s Executive Management were amended March 15, 2024 to comply with the new legal requirements, including for the Company’s named executive officers (Terrence R. Curtin, Heath A. Mitts, Steven T. Merkt, Aaron K. Stucki and John S. Jenkins). The foregoing summary is not intended to be complete and is qualified in its entirety by reference to Amendment No. 1 to each of the employment agreements, attached as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 hereto and incorporated herein by reference.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s AGM, the Company’s shareholders approved the cancellation of 5,895,500 shares purchased by the Company under its share repurchase program during the period beginning October 1, 2022 and ending September 29, 2023 and the amendment of the Company’s Articles of Association to effect the resulting share capital reduction by CHF 3,360,435.00 to CHF 180,447,625.17.

The Company’s shareholders also approved at the AGM an amendment to Article 5 of the Company’s Articles of Association to approve the renewal of the capital band for a period ending one year after the date of the AGM.

The Company’s shareholders also approved at the AGM, amendments to the Company’s Articles of Association primarily relating to changes in Swiss law including amendments relating to the general meeting and shareholders matters, amendments relating to hybrid and virtual general meetings of shareholders, and amendments relating to the Board of Directors, compensation and mandates, each as further described in Agenda Items 16.1, 16.2 and 16.3 of the Proxy Statement.

The amendments to the Company’s Articles of Association reflecting the above became effective on March 14, 2024 upon registration with the Commercial Registry.

A copy of the Company’s amended and restated Articles of Association is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)       Exhibits

Exhibit No.	Description

3.1	Articles of Association of TE Connectivity Ltd. (as amended and restated)

10.1	TE Connectivity Ltd. 2024 Stock and Incentive Plan (incorporated by reference to Appendix B to TE Connectivity Ltd.’s Proxy Statement filed on January 17, 2024)

10.2	Amendment No. 1 to Employment Agreement between TE Connectivity Corporation and Terrence R. Curtin dated March 15, 2024

10.3	Amendment No. 1 to Employment Agreement between TE Connectivity Corporation and Heath A. Mitts dated March 15, 2024

10.4	Amendment No. 1 to Employment Agreement between TE Connectivity Corporation and Steven T. Merkt dated March 15, 2024

10.5	Amendment No. 1 to Employment Agreement between TE Connectivity Corporation and Aaron K. Stucki dated March 15, 2024

10.6	Amendment No. 1 to Employment Agreement between TE Connectivity Corporation and John S. Jenkins dated March 15, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 18, 2024	TE CONNECTIVITY LTD.

	By:	/s/ Harold G. Barksdale
		Name:	Harold G. Barksdale
		Title:	Vice President and Corporate Secretary